                                * EXHIBIT 10.3
                                  ------------


     Outsourcing Agreement dated as of March 30, 1996, between Teleservice
            Resources, Inc. and Computer Generated Solutions, Inc.

    * Confidential treatment is being requested with respect to portions of this exhibit

         OUTSOURCING AGREEMENT between TELESERVICE RESOURCES, INC. and
                         COMPUTER GENERATED SOLUTIONS

THIS OUTSOURCING AGREEMENT (this "Agreement") is effective March 30, 1996 (the "Effective Date"), by and between TeleService Resources, Inc. ("TSR"), a Delaware corporation having its principal address at 4201 Cambridge Rd., Fort Worth, TX 76155, and Computer Generated Solutions ("CGS"), a Delaware corporation (also generically referred to herein as "Party" or "Parties") having its principal address at 1950 Stemmons Freeway, Suite 3049, Dallas, TX 75207.

1. PURPOSE.

   This Agreement sets forth the terms and conditions under which CGS agrees to assume responsibility for answering, diagnosing and solving RyderFIRST support problems including, but not limited to, hardware, software and processes attached as Exhibit A, which TSR agrees to outsource to CGS. During the term of
            ---------
this Agreement, CGS shall be TSR's non-exclusive provider of, and TSR shall purchase from CGS, the services as defined herein, all in accordance with the terms and conditions of this Agreement.

2. DEFINITIONS.

   2.1 TSR.
       ----
   The term "TSR" shall mean and include TeleService Resources, Inc. and any Successor. "Affiliate" shall mean, with respect to any entity, any other entity directly or indirectly controlling, controlled by, or under common control with
such first entity.   "Control" (including, with correlative meaning, the terms
"controlling" and "controlled by" shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct the management and policies of such entity.

   2.2 Customer.
       ---------
   The term "Customer" shall mean RyderFIRST, Ryder employees and dealers and other persons or entities who are under contract by Ryder, Inc.

   2.3 AMRDS.
       ------
   The term "AMRDS" shall mean and include AMR Distribution Systems, Inc., a division of AMR Services and their employees who will provide the warehouse, shipping, refurbishment and repair of RyderFIRST equipment.

   2.4 CGS.
       ----
   The term "CGS" shall mean and include Computer Generated Solutions, Inc. provider of Telephone Technical Help Desk support and maintenance.

3. TERM AND TERMINATION.

   3.1 Term.
       -----
   The term of this Agreement will commence on the Effective Date and will end on March 30, 1999, or such anniversary thereof to which the term of this Agreement has been extended or earlier upon termination in accordance with the provisions of this Agreement. TSR may, at its option, extend this Agreement for successive terms of one (l) year(s) each, by providing CGS with notice of extension, at

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                                       1
least sixty days (60) days in advance of the anniversary date of the Agreement. Upon termination of the Agreement, TSR will have no future liability except for Services rendered or Equipment delivered by CGS prior to the termination date.

   3.2 Termination for Cause.
       ----------------------
   Should CGS fail to perform its material obligations under this Agreement, TSR shall give CGS written notice of such failure. CGS shall have fifteen (15) days from receipt of said notice to correct this failure at no cost to TSR. Should CGS fail to correct its performance within the fifteen (15) day period, TSR shall have the right to immediately terminate this Agreement or a portion of this Agreement by giving CGS written notice of termination. In the event of termination for breach, TSR reserves all remedies available at law and in equity.

   3.3 Termination without Cause.
       --------------------------

   TSR may terminate this Agreement at any time by providing CGS at least sixty
(60) days notice of such termination. CGS has the right to terminate this Agreement at any time by providing TSR at least ninety (90) days notice of such terms.

   3.4 Post Termination Events.
       ------------------------
   Upon termination of the Agreement, CGS shall cease performing Services on behalf of TSR. All reports required to be provided by CGS shall be provided at the usual interval; however, all reports are required to be provided to TSR no later than thirty (30) after termination of Agreement. CGS shall immediately cease use of all TSR/Ryder Owned Equipment and Ryder Licensed Software. TSR has the right, with or without notice, to enter upon CGS's premises, de-install the TSR/RyderFIRST Owned Equipment and TSR/RyderFIRST Licensed Software and remove it from the premises.

4. PROJECT OVERVIEW.

   The project is separated into two sections: 1) call handling and 2) warehouse refurbishment and repair. These two sections are delineated in Exhibit A.
                                                               ----------
5. PRODUCTS, SERVICES AND CGS RESPONSIBILITIES.

   5.1 Seamless Integration.
       ---------------------
   CGS shall perform the Services specified in this Agreement at the performance levels set forth in Exhibit B.
                    ---------
   5.2 Represent Ryder's/TSR's Interests.
       ----------------------------------
  CGS agrees that at all times CGS and its employees shall act on behalf of the best interests of Ryder and TSR by consistently demonstrating the highest quality of professionalism, courtesy, customer service and demeanor. In the event that Ryder and/or TSR, at any time and in its sole reasonably discretion, deems an employee designated by CGS to be unsuitable, Ryder and/or TSR shall advise CGS of such determination, and CGS and TSR shall develop a plan to provide a suitable replacement employee acceptable to TSR to perform the Services hereunder.

   5.3 Employee Training.
       ------------------
  Ryder will conduct the initial training on the RyderFIRST application. All subsequent training CGS shall develop and conduct a program to train its employees and supervisors on an ongoing basis to perform the Services, with emphasis on high quality customer service and skilled resolution to problem calls. Recurrent and refresher training courses shall be delivered periodically to CGS's employees as

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                                       2
well as initial training. All such training and development costs shall be borne wholly by CGS. All such training shall include and adhere to the content, methods and procedures submitted by Ryder for providing such Service.

   5.4 Quality Control.
       ----------------
   CGS agrees that a high level of quality is integral to the Services performed by CGS on behalf of Ryder. CGS agrees to institute quality control procedures such as, but not be limited to, employee training (as referenced in Section 5.3 above), program results, customer feedback, call monitoring, and adherence to Ryder procedures.

   5.5 Call Monitoring.
       ----------------
       CGS agrees to monitor its employees calls to determine if employees are performing the Services as required herein. CGS agrees to monitor a minimum of 200 calls per week. CGS agrees that Ryder or TSR or their agent may, at its option, participate in CGS's call monitoring.

   5.6 Establish Priorities.
       ---------------------
   CGS shall establish the priorities of problems that it is encountering in the performance of this Agreement and provide a list of priorities with proposed resolutions to TSR Client Services Manager on a monthly basis, as needed.

   5.7 Provide Reports.
       ----------------
   CGS agrees to provide Ryder/TSR the reports required in Exhibit A in the time
                                                           ---------
frame required thereunder. Additional reports will be provided by CGS from time to time as reasonably requested by Ryder/TSR. (There may be costs associated with custom report development or analytical research.)

   5.8 Interfaces.
       -----------
   CGS agrees, at its sole cost and expense, to build all interfaces required to connect CGS's equipment and systems with Ryder/TSR's systems. CGS shall comply with TSR's security practices in developing and connecting the equipment and systems.

   5.9 Maintain Equipment and Interfaces.
       -----------------------------------
   CGS agrees to maintain the equipment required in Exhibit A and interfaces (as
                                                    ---------
provided in Section 5.8 above) in good working order.

   5.10 Maintain Software.
        ------------------
   CGS agrees to maintain all software required in Exhibit A at the same release
                                                   ---------
level as Ryder's software release.

   5.11 Disaster Recovery.
        ------------------
   CGS agrees to maintain a disaster recovery plan acceptable to Ryder/TSR.

   5.12 Ryder/TSR Information.
        ----------------------
   CGS agrees that any information that it obtains from TSR or Ryder is protected under the confidentiality provisions of this Agreement and shall be used solely for the performance of the Services under this Agreement. (Please see Attachment D.)

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                                       3

   5.13 Ryder's Equipment.
        ------------------
   Ryder is supplying CGS with certain Ryder-owned Equipment and Ryder-Licensed Software for CGS's use on CGS's premises in connection with the Services to be provided under this Agreement. CGS acknowledges and agrees that it shall not use such Ryder-Owned Equipment or Ryder-Licensed Software for any purpose other than for the fulfillment of its obligations under this Agreement. CGS agrees to provide Ryder or Ryder's third party service provider access to Ryder-Owned Equipment and Ryder-Licensed Software located on CGS's premises for regular maintenance or repairs and for upgrades, updates and fixes. CGS shall be liable for any loss or damage to the Ryder-Owned Equipment and Ryder-Licensed Software located on CGS's premises. CGS shall not be liable for any loss or damage caused solely by Ryder or its third party service provider. Further CGS agrees that it shall not attach any other equipment nor load any other Software to Ryder-Owned Equipment without the express written consent of Ryder/TSR.

6. PERFORMANCE STANDARD, REMEDY AND INCENTIVE.

   6.1 Performance Standard.
       ---------------------
   CGS agrees to meet or exceed each of the applicable service levels and performance obligations set forth.

   6.2 Verification of Service Levels.
       -------------------------------
   CGS shall provide TSR with a [daily/monthly] performance report, documenting CGS's performance relative to the Service Levels. In addition, CGS will provide TSR with such documentation and other information as may be reasonably requested by TSR from time to time to verify CGS's compliance with the Service Levels.

   6.3 Review of Service Levels.
       -------------------------
   The parties will review during every month the Service Levels and the actual compliance of the CGS's Services in compliance herewith. If three or more of the performance measurements specified in Exhibit B are not met in any given month,
                                      ---------
CGS will be liable for the credits they are responsible for as specified in

Exhibit B. (For example: If answer time, abandon rate and shipping time are
---------
missed in a given month, CGS will be responsible for two thirds of the 1% credit due to Ryder.) In reverse if AMRDS performs at all levels for the quarter they will receive one third of the performance bonus. (This holds true for the penalites and bonuses from Dealer Satisfaction measurement as shown in Exhibit B.)

7. SECURITY.

   CGS agrees that it will comply with all United States governmental rules and shall monitor its employees activities to ensure compliance with rules and regulations.

8. SERVICE LOCATIONS.

   As of the Effective Date, CGS shall provide the Services to TSR at CGS's location on 1950 Stemmons Freeway, Suite 3049, Dallas, TX 75207.

9. WARRANTY.

  CGS warrants that it will provide the Services in accordance with the highest professional duty of care and skill.

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                                       4

     9.1 Equipment and Software.
         -----------------------
     CGS warrants that the CGS owned equipment and licensed software shall meet the standards contained in this agreement.

     9.2 Personnel.
         ----------
     CGS warrants that each of its employees assigned to perform services under this Agreement shall have the proper skill, training and background to be able to perform such Services in a competent and professional manner at the level required in this Agreement.

     9.3 CGS Viability.
         --------------
     CGS warrants that it has the financial capacity to perform and continue to perform its obligations under this Agreement, that no legal proceedings have been threatened or brought against CGS that could threaten performance of this Agreement and that entering into this Agreement is nor prohibited by any contract or order by any court of competent jurisdiction.

10. PAYMENT.

     For the Services rendered under the terms of this Agreement, TSR agrees to pay CGS the amount set forth on Exhibit C at intervals agreed to in Exhibit C.
                                ---------                           ---------
Invoices must be received by TSR by the third business day of the following month. All payment terms are net thirty (30) days upon receipt of invoice. The amount set forth in Exhibit C is exclusive of all costs, expenses and taxes
                    ---------
required to be paid by TSR. Any other costs or expenses shall be borne by CGS.

11. INSURANCE.

     11.1 Policies.
          ---------
     CGS shall, at its own cost and expense, procure and maintain in full force and effect during the term of this Agreement, policies of insurance, of the types and in the amounts necessary to ensure that CGS is able to sustain claims, damages and other business liability without impacting its ability to provide the Services thereunder and to protect Ryder/TSR from any claim, damage or liability resulting from CGS's acts or omissions. Such insurance will include the replacement of all Ryder/TSR assets within CGS's possession. CGS will obtain such insurance with responsible insurance carriers duly qualified in those states (locations) where Services are to be performed covering the operations of CGS, pursuant to this Agreement.

     11.2 Certificates.
          -------------
     CGS shall provide TSR with certificates of insurance as evidence of the above coverage, including all special requirements specifically noted above and shall provide TSR with certificates of insurance evidencing renewal or substitution of such insurance thirty (30) days prior to the effective date of such renewal or substitution.

     11.3 Service.
          --------
     Provisions of this Section as to Service of insurance shall not be construed as limiting in any way the extent to which CGS may be held responsible for payment for damages to persons or property resulting from its activities or the activities of any person(s) for which CGS is otherwise responsible.


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                                       5

12. LIABILITY AND INDEMNIFICATION.

      CGS agrees to indemnify, defend and hold TSR/Ryder, its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, penalties (whether civil or criminal) or judgments, including reasonable attorney fees, costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from TSR/Ryder, its officers, directors, agents or employees, by reason of liability, loss, expense, claim, demand, suit, fine, judgment or damage, including, but not limited to bodily injuries or physical destruction of property, arising out of or in connection with the performance of the obligations of CGS under this Agreement. Notwithstanding the foregoing, in no event shall either party be liable for indirect, incidental or consequential damages except when such damages are caused by the gross negligence or willful misconduct of the other party, its officers, directors agents, employees or subcontractors. In no event shall TSR be liable to CGS for any amounts in excess of what has been paid by TSR to CGS under this Agreement. Additionally, CGS's total liability must not exceed what has been paid to CGS in a given year by TSR.

13. SUBCONTRACTING.

CGS shall not, directly or indirectly, assign, subcontract, transfer or otherwise dispose of, in whole or in part, any of its interests, rights or obligations under this Agreement. TSR may assign any and all of its rights and obligations under this Agreement to (i) any affiliate of AMR Corporation, or
(ii) any company that succeeds to, or that is an affiliate of any company (or affiliated group of companies) that succeeds to substantially all of TSR's assets.

14. BANKRUPTCY.

      If CGS becomes insolvent, takes any step leading to its cessation as a going concern, fails to pay its debts as they become due, or ceases business operations for longer than five (5) business days for reasons other than a strike or natural disaster, then TSR may immediately terminate this Agreement on notice to CGS unless CGS immediately gives the Insecure Party adequate assurance of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to CGS, and if this Agreement has not otherwise terminated, then TSR may suspend all further performance of this Agreement until CGS assumes this Agreement and provides adequate assurance of performance thereof or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by TSR pending CGS's assumption or rejection will not be a breach of this Agreement, and will not affect TSR's right to pursue or enforce any of its rights under this Agreement or otherwise.

15. NON-DISCLOSURE OF INFORMATION.

CGS, on behalf of itself and its employees, acknowledges that much, if not all, of the material and information related to TSR or Ryder which has or will come into CGS's possession or knowledge in connection with the performance of the Agreement consist of confidential and proprietary data of TSR or Ryder (collectively, "Confidential Information"), disclosure of which or use by third parties would be damaging to TSR or Ryder. CGS, on behalf of itself and its employees, agrees to hold such Confidential Information in strictest confidence and agrees not to release such information to any employee of CGS unless such employee has a need for such knowledge. CGS, on behalf of itself and its employees, further agrees not to make use of Confidential Information for its own benefit or for the benefit of any third parties, but only for the performance of this Agreement, and not to release or

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                                       6
disclose it to any other party either during the term of this Agreement or after the termination of this Agreement. In the event of any breach of this confidentiality obligation, CGS acknowledges that TSR or Ryder would have no adequate remedy at law, since the harm caused by such a breach would not be easily measured and compensated for in the form of damages. Accordingly, CGS waives its right to contest the availability or appropriateness as a from of remedy any equitable relief sought by TSR or Ryder but does not hereby waive its right to contest the question of whether a breach has occurred. CGS further waives the requirement of any bond being posted as security for such equitable relief. (See Attachment D).

16. RIGHT TO AUDIT.

       TSR shall have the right from time to time to audit CGS's books and records related to this Agreement and the Services it is providing to TSR. Such audit shall be performed at CGS's offices and CGS agrees to provide such auditors any assistance they may reasonably require.

17. MOST FAVORED CUSTOMER.

       If at any time during the term of this Agreement CGS enters into an agreement with any other customer, purchasing substantially similar Services under substantially similar material circumstances, terms and conditions, at terms more favorable than those provided in this Agreement, CGS shall, within thirty (30) days of its acceptance of the new agreement with the other customer, notify TSR of such agreement. Within thirty (30) days of receipt of CGS's notice, TSR may give written notice to CGS that this Agreement is to be amended to provide TSR with the same terms provided to the other customer. Such amendment shall be made retroactive to the effective date of the other customer's agreement.

18. GENERAL PROVISIONS.

       18.1 Notices.
            --------
       Except as otherwise expressly specified herein, all notices, requests, or other communications required thereunder shall be in writing and shall be deemed to have been given or made if delivered personally or mailed, by certified or registered mail, postage prepaid, return receipt requested or by commercial courier service which maintains a record of delivery, or by fax followed by written confirmation in the form of a duplicate notice, to the Parties at their respective addresses first set forth below, or at such other addresses as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this Section 18.1. Notices, requests, or
                                      ------------
communications shall be deemed effective upon personal delivery, or three (3) days following deposit in the mail in accordance with this Section 18.1.
                                                           ------------
       18.2 Captions.
            ---------
       The captions appearing in this Agreement have been inserted as a matter of convenience and in no way define, limit or enlarge the scope of this Agreement or any of the Sections thereto.

       18.3 Governing Law.
            -------------
       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the federal laws of the United States of America. CGS hereby consents and submits to the jurisdiction of the courts in the State of Texas or the United States District Court for the Northern District of Texas in all questions and controversies arising out of this Agreement.

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                                       7

       18.4 Severability.
            -------------
       In the event that any one or more of the provisions of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or illegal, such invalidity, unenforceability or illegality shall not affect any other provisions of this Agreement, and the Agreement shall be construed as if the challenged provision had never been contained herein. The parties further agree that in the event such provision is an essential part of this Agreement, they will immediately begin negotiations for a suitable replacement provision.

       18.5 Advertising.
            ------------
       CGS shall not use Ryder's name or refer to TSR or any of its affiliates, directly or indirectly, in any advertisement, news release or professional or trade publication without receiving prior written approval from TSR and Ryder.

      18.6 Non-Exclusivity.
           ----------------
      TSR understands and agrees that this is a non-exclusive agreement and that CGS may provide similar services to other third parties. CGS understands and agrees that this agreement is a nonexclusive and that TSR may obtain the same services from third parties or continue to operate the same services internally.

       18.7 Survival.
            ---------
       Sections 3.4, 5.13. 12, 15, 16 and 18.7 shall survive the termination or expiration of this Agreement.

       18.8 No Waiver.
            ----------
       The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect that party's right to enforce such provisions, nor shall the waiver by either party of any breach of any provision of this Agreement be taken or held to be a waiver at any further breach of the same provision.

       18.9 Force Majeure.
            --------------
       Neither Party shall be liable for delays or any failure to perform under this Agreement due to causes beyond its reasonable control. Such delays include, but are not limited to, fire, explosion, flood or other natural catastrophe, governmental legislation, acts, orders, or regulation, strikes or labor difficulties, to the extent not occasioned by the fault or negligence of the delayed Party. Any such excuse for delay shall last only as long as the event remains beyond the reasonable control of the delayed Party. However, the delayed Party shall use its best efforts to minimize the delays caused by any such event beyond its reasonable control. The delayed Party must notify the other Party promptly upon the occurrence of any such event, or performance by the delayed Party will not be considered excused pursuant to this Article, and inform the other Party of its plans to resume performance.



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                                       8

        18.10 Entire Agreement.
              -----------------
        The following Exhibits and Attachments, including all subparts thereof, are attached to this Agreement and are made a part of this Agreement for all purposes.

Exhibit A       RyderFIRST Support Service Requirements
Exhibit B       Performance Standards and Remedies
Exhibit C       Pricing Schedule
Exhibit D       Cost Reduction Initiatives
Exhibit E       Reporting Requirements
Exhibit F       Training Requirements
Attachment A    Uninterruped Telecommunication Service Plan
Attachment B    Telephone Performance Response Reports
Attachment C    Telecommunications Trouble Shooting, Problem Resolution,
                Escalation, and Testing and Trouble Reporting Procedures
Attachment D    Non-Disclosure Non-Compete Agreement

This Agreement constitutes the entire agreement between the parties and supersedes any and all previous representation, understandings, discussions or agreements between TSR and CGS as to the subject matter hereof. This Agreement may only be amended by an instrument in writing signed by TSR and CGS. TSR and CGS each acknowledge that it has had the opportunity to review this Agreement with its legal counsel.

Executed on the dates set forth below to be effective as of the date first above written by the undersigned authorized representatives of TSR and CGS.

TELESERVICE RESOURCES                   COMPUTER GENERATED SOLUTIONS


By: /s/ Lauri L. Curtis                 By: /s/ Steve Carter
   ---------------------                  -----------------------

Name: Lauri L. Curtis                     Name: Steve Carter
      Group President
      TeleService Resources               Title: Vice President
      Data Management Services

Date:     4-18-96                         Date:     6/3/96
     -------------------                       ------------------

Address for Notice:                       Address for Notice:
TeleService Resources                     Computer Generated Solutions, Inc.
Mark Spaulding                            Steve Carter
Vice President Sales,                     Vice President
Marketing & Client Services               1950 Stemmons Freeway, Suite 3049
4201 Cambridge Rd.                        Dallas, TX 75207
Fort Worth, TX 76155                      Fax: 214-746-5372
Fax: 817-354-8144


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                                       9

                                   EXHIBIT A
                                   ---------
                    RYDERFIRST SUPPORT SERVICE REQUIREMENTS
                    ---------------------------------------

General Work Flow Overview:
--------------------------
The following information is provided for reference purposes only. Ryder has a network of over 4600 independent dealerships which are the principle distribution network for Consumer Truck Rental. Each dealership has a RyderFIRST system composed of a monitor, keyboard, CPU, card swipe, and printer. Approximatelv 400 dealers have additional workstations. The smallest dealers utilize line splitters (approximately 1000). The dealers contact the RyderFIRST support organization when they have an operational issue related to the RyderFIRST application or hardware.

Hardware Maintenance:
---------------------
3,500 of the RyderFIRST PC's are currently covered by an IBM service contract. The RyderFIRST Support organization dispatches IBM via the ECCO system for hardware problems with these units. The other 1700 systems that are not covered by a maintenance agreement are maintained on a depot unit swap basis. This involves shipping a replacement component and retrieving the failed component. Failed components are repaired, refurbished and warehoused for redistribution.

New Dealer Installation Support:
-------------------------------
As new dealers are scheduled for start-up, RyderFIRST hardware and starter kits are shipped by the AMRDS warehouse facility to the dealer location. The CGS Technical Helpdesk technician facilitates the new dealer opening process via telephone. As dealers are closed, systems are either 1) shipped back to the warehouse for refurbishing, reformatting, and testing by AMRDS or 2) cleaned, by Ryder and reused at a new dealer within the district. Currently most units are shipped back to the warehouse for refurbishment, reformatting and testing. Software is loaded and tested before shipping to a new dealer. All units are tracked by CGS and AMRDS.

 I.  Technical Helpdesk Services:
      CGS will provide the following services:

      A.  Scope of Support
          CGS will provide complete customer service and Technical Helpdesk support to all RyderFIRST System users. Support must be provided Monday through Saturday 7 am to 8 p.m. EST and Sunday 8 am to 3 p.m. EST, 52 weeks a year, excluding Christmas, New Years, and Thanksgiving day. The Service includes:

          . After hours messaging system that allows the caller to leave their name and number. Messages for caller will include the standard hours of coverage and a contact number for emergency situations.

          . RyderFIRST application information/guidance to dealers. RyderFIRST application support involves the functions listed below. Support technicians are required to be proficient in each of these functions.

                F2 - Train
                   - Dealer Train
                   - Practice Exercises
                   - Transfer CBT Scores

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                                       10

                F4 - Rental
                   - Quote/Reservations
                   - Open Agreement
                   - Close Agreement
                   - Transfers
                   - Out-of-Service
                   - Moving Supplies Only
                   - Notepad Retrieval
                   - TSR & I (Repair Order)

                F5 - Status
                   - Inventory Grid Status
                   - Inventory Detail
                   - Reservation Status
                   - Quote Status
                   - Market Team Inventory

                F6 - Options
                   - Message
                   - Reports
                   - Customer/Prospect
                   - Dealer

               F11 - Local Rates

        . Problem resolution specialist to resolve complex support issues.

        . Check and credit card authorization processes support. CGS is responsible for notifying and working with TSR Client Services Manager and the application, BUYPASS, to resolve any issues relating to these processes. Ensure customer account data, and dealer information is correct in Buypass software. Ensure all dealers are functioning correctly to ensure timely updates to dealers.

        . On-going system monitoring, via the "Watchdog" PC to identify and resolve event in which the dealer's communications have been interrupted, including wrong or disconnected dealer phone numbers, and identifying and eliminating inactive dealers. Ryder must pre-approve the inactive status of any dealer prior to file or data elimination.

        . In cases of hardware failure for components on an IBM service contract, CGS will dispatch IBM via the ECCO system. If IBM does not respond and close the trouble ticket within twenty four (24) hours, CGS will follow up and escalate the problem with IBM. CGS will monitor the status of the ECCO call to ensure proper support. CGS will further support the IBM technician by being available to discuss the problem with an IBM technician on site. CGS will track the call through to completion and properly report the trouble found and resolution. TSR will provide CGS with the initial IBM contacts.

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                                       11

 . Remote access data interrogation. There are multiple files on the RyderFIRST system which may become corrupted or otherwise require support. The RyderFIRST support will include reviewing and manipulating these files through remote access using PC Anywhere. PKZipping utilities will be used to capture and release dealer information (Using CHECKSUM and PKZIP routines). Provide the proper replacement files. Each CGS technician must have the requisite knowledge and access of the required systems to remotely access a dealer's PC.

 . TSR in conjunction with CGS must have and maintain at all times during this
  Agreement, a recovery plan in the event OF telecommunication service interruption. The current plan is attached hereto as Attachment A.
                                                       -------------
  Uninterrupted Telecommunication Service Plan, and will include, among others things, diverse call routing.

Each technician must have access to both the RyderFIRST application and the problem management system as well as on-site access to a terminal with access to the IBM ECCO service notification system.

 . Telecommunication trouble shooting, problem resolution, testing and problem escalation. (See Attachment C for details)

 B.  CGS Personnel

    CGS will provide personnel trained and competent to perform the services set forth herein. Helpdesk technicians will consistently demonstrate the following Service qualities:


      . Dealer Friendliness and Professional Courtesy

      . Flexibility

      . Possess Appropriate Documentation

      . Exercise Proper Security Measures (multiple levels)

      . Reliability

      . Problem Indexing Capabilities

C.     Event Tracking and Reports



       . CGS will utilize a state-of-the-art call tracking, call management and problem resolution tracking system which meets the reporting requirements as described in the reporting section of this Agreement. In addition, this system must provide adequate statistics for per call billing as detailed herein.

       Helpdesk Software System Timeline                    Date
       ----------------------------------------------------------
       CGS will:
       Identify and select the software package            4/5/96
       Demonstrate System to Ryder                        3/12/96
       Complete Training                                   7/5/96
       Start Pilot Call Program                            7/8/96
       Full RyderFIRST Call Support                        8/1/96

--------------------------------------------------------------------------------
                                       12

The initial reports required from the call and problem tracking system include:

  . RyderFIRST Exception Report - This report lists all support occurrences relating to any one of several identified critical problem types (i.e., dealer system down). Must be provided to Ryder daily.

  . RyderFIRST Daily Call Status Report - Provides the detail information on every support call. Must be provided to Ryder daily.

  . RyderFIRST Incident Analysis by System Area - Provides a breakdown of all calls for a set time period for each system area. The system areas, such as Instructional or Hardware, will be provided at a future date. Run monthly and quarterly.

  . RyderFIRST Instructional Incidents by Environment. (There are 20 Systems environments in the US). Provides a listing of the number of instructional calls per environment for a set time period. Details on each application area (Quotes/Reservations, Inventory Status) and average calls per dealer are also provided. Run monthly and quarterly.

  . RyderFIRST Instructional Incidents by Dealer - Provides a listing of the number of instructional calls per dealer for a time period. Detail on each application area (Quotes/Reservations, Inventory Status) and the percentage of total environment calls that dealer represents are also provided. The capability must exist to sort this report by environment, then by dealer or simply by dealer and run monthly and quarterly.

  . Call reporting listing abandoned calls, duration of calls, answer speed, total calls and outbound vs. inbound calls.

The reports listed above shall be transmitted electronically to Ryder and printed at the headquarters facility.

 D.  Software Change Request Support
     CGS will provide the following Service in support of RyderFIRST software:

RyderFIRST application problems that are determined to require changes to the software, will be controlled through a formal process between TSR and Ryder. This process will be initiated through completion of a Ryder MIS Work Request (MIS 104 form). Changes to the application software will only be made when work request forms are completed and approved by appropriate TSR and Ryder representatives.

Work requests will be numerically controlled to facilitate the tracking of software change activity. Ryder will issue TSR a block of numbers for work request assignment. All work requests must contain a unique number which will be assigned sequentially from the block of numbers provided.


-------------------------------------------------------------------------------

Approved work requests will be entered into the Ryder Truck Rental Work Request System for control of application software development. The Ryder Work Request System will produce weekly reports detailing the status of application software changes. Copies will be provided to CGS on a weekly basis.

Software Change Process
----------------------
The process of initiating, approving, and controlling software changes is as follows:

 I.  RyderFIRST support personnel at CGS prepare MIS-104 work request form.

 2. The TSR Client Services Manager assigns a unique 5 digit number per block of numbers provided. These blocks will be provided by Ryder. Document description of software problem.

 3.  Provide reference to problem number.

 4. Escalate Work Request to TSR's Client Services Manager. Provide a 3.5 floppy Disk containing the related software and data. (Obtained from Dealer system).

 5.  Work request sent to Ryder for review approval, and prioritization.

                  FAX copy of form to:
                  MIS Department
                  Ryder Truck Rental, Inc.
                  FAX-(305) 470-7909
                  Attn.: Rita Alvarez

Work Request Priority Meeting
------------------------------
TSR and appropriate Ryder personnel will hold regular conference call meetings to establish the priorities of current and future software changes to the RyderFIRST application. At a minimum, these meetings will be held monthly. TSR will provide CGS uith a tentative schedule for these meetings on a quarterly basis.

 II. NEW DEALER INSTALLATION SUPPORT
     CGS will be ready to provide the following new dealer installation support by June 1, 1996. Ryder estimates that 980 new dealers will be opened in 1996. After receiving the RyderFIRST System hardware from the warehouse, new dealers are called by a CGS technician and walked through the dealer startup process. This process includes the following items:

 1. CGS receives order for RyderFIRST system hardware, site survey, and site survey addendum (if multi station) from Ryder Dealer Administration. Then CGS notifies the AMRDS warehouse to ship RyderFIRST system hardware.

 2. CGS receives letter of agency from Dealer Development Manager (Ryder Field Representative) authorizing CGS to make changes in dealer's phone line.

 3. CGS is advised of telephone information on the day the RyderFIRST System hardware is ordered.

 4.  The dealer's merchant ID number is provided to CGS by Dealer
     Administration.
-------------------------------------------------------------------------------
                                       14

5. CGS follows up with dealer to verify receipt of equipment and to set appointment for install process.

6.   CGS walks dealer through install process.

7.   CGS runs diagnostics for dealer's printer and modem.

8. CGS communicates weekly with Dealer Administration, providing an update on all dealers that are in the process of being opened.

9. CGS continues to follow up with Area Center and dealer to verify that start up files are sent.

10. CGS checks for download completion and addresses any incomplete downloads with the district.

11. CGS notifies the Area Center when the download is complete and the dealer is ready to automate.

A database of all automated dealers must be maintained. This database must minimally include the following fields.

        Consumer Environment#           Dealer #                   Dealer Name
        Address                         Contact Name               Time Zone
        Phone #                         Workstation (Type of Equip. to order)
        ID's of each component          Hours of Operation by Day
        Comments (3 - 80 char lines)    Open Date
        American Express #              Telecredit #               Buypass #

 III.   Warehousing and Logistics

    AMRDS will be ready to provide the following warehousing and logistics support by June 1, 1996. AMRDS is responsible for providing complete inventory warehousing and maintenance of the hardware components utilized by the RyderFIRST system. These components are detailed in the schedule below. A detailed, full-featured relational database (on tape) of Ryder dealers and all hardware components, including when components were received or returned to the warehouse, by district and dealer, is required. This database must also include a history of the current and two prior dealer locations of the component including when the unit was received by the warehouse or distributed to a dealer. TSR will provide periodic and ad hoc reporting monthly 3 days prior to month end.

 A.  Inventory

     . AMRDS will provide secured warehousing space for all RyderFIRST components in inventory. Any cost associated with this service should be included in the hardware swap and shipping charges.

     . The number of components in inventory will decrease as dealers are opened and rise as additional equipment is purchased.

The following listing represents the installed inventory as of the effective date of this Agreement. AMRDS will maintain the inventory tracking and account, at the serial number level, to Ryder as required herein.

                      Component                                 Svc.  Estimated
-------------------------------------------------------------------------------
                                               15

Type            Description             Quantity        Plan    Purchase
------------------------------------------------------------------------
CPU     IBM - PS/2 Model 35 - 80 MB HD  3500            IBM     1991-92
        386 Chip
CPU     IBM - Model 30 - Client -W/O    500             IBM     1992
        W/486 Chip Upgrade
CPU     IBM - PS/2 Model 35 - 80 MB HD  1000            SWAP    1994
        386 Chip
CPU     IBM - 486 ValuePoint -33 MHZ    415             SWAP    1994
        120 MB HD
CPU     IBM - 486 Series 330 - 50 MHz   300             SWAP    1995
        270 MB HD
CPU     Total                           5,715


PRINTER         IBM - Propriter  II     18              IBM     1990-91
PRINTER         IBM - Proprieter III    3574            IBM     1992
PRINTER         OKIDATA - model 184     1000            SWAMP   1992
PRINTER         OKIDATA - model 184     336             SWAMP   1994
PRINTER         OKIDATA - model 184     300             SWAMP   1995
PRINTER         OKIDATA - model 520     101             SWAMP   1995
Printer Total                           5,329


MONITOR         IMB- model 8512         4000            IBM     1991-92
MONITOR         Leading Edge            1015            SWAMP   1992
MONITOR         CTX - model 5468        400             SWAMP   1994
MONITOR         CTX - model 5468        300             SWAMP   1995
MONITOR Total                           5,715

Line Splitters Command Communications   1200            SWAMP   1992
        ComShare 750
Line Splitters Command Communications   1300            SWAMP   1994
        ComShare 750

Ryder provided spare inventory levels by component are listed below:

Component               Consigned Inventory
Type                    Count
-----------------------------
CPU's                   256          Line Splinters ________
Monitors                253          keyboards      ________
Printers                183          Card Swipes    ________

In addition to the equipment listed above a certain number of accessory items must be inventoried. Accessory items include keyboards, printer ribbons, diskettes, and card swipes. for those components under an IBM maintenance agreement the RyderFIRST Support facility dispatches IBM via the ECCO system. An additional 1700 systems are maintained on a swap maintenance program. For these units the support facility must initiate the shipment of a replacement component and retrieve the damaged component. Failed components are repaired and redistributed by AMRDS.

B.   NEW DEALER HARDWARE SHIPPING

-------------------------------------------------------------------------------
                                      16

The new dealer hardware shipping should include the following:

 . Gathering the components from inventory. Prepare and ship fully integrated and operational Systems, including at a minimum, one CPU, one printer, one monitor, and one starter kit.

 . Four boxes (new components will not require a box).

 . Packing the components (including packing material) in the box and labeling the boxes.

 . Shipping. Shipping cost for new dealer openings should be based on UPS ground
                                                                     ----------
  rates. Package dimensions and weights are provided for each component.
  -----

 . Calling the dealer back within 10 days TO VERIFY RECEIPT OF THE SHIPMENT.

        Component                Box Size WEIGHT                (WITH CONTENTS)
        -----------------------------------------------------------------------

        CPU                      18.5' X 20" X 9"H                   35 lbs
        Monitor                  18.5" X 20" X 16.5H                 35 lbs
        Printer                  16.5" X 20" X 9"H                   25 lbs
        Starter Kit              16.5" X 20" X 9"H                   14 lbs

CLOSED DEALER HARDWARE RETURN SHIPPING
As dealers are closed, systems are either 1) shipped back to the warehouse for refurbishing, reformatting, and testing or 2) cleaned via remote access and reused at a new dealer within the district. Currently most units are shipped back to the warehouse for refurbishment, reformatting and testing. Software is loaded and tested before shipping to a new dealer.

 . The closed dealers hardware return shipping cost should include the expense of shipping three boxes to the closed dealer's site or the dealers Dealer Development Manager, at Ryder's option.

 . These boxes will be shipped UPS ground.

 . Foam inserts are installed in the boxes prior to shipping to facilitate packing by Ryder district personnel.

 . The three boxes shipped are described below.

        Component                Box Size                 Weight (with contents)
        ------------------------------------------------------------------------
        CPU                      18.5" X 20" X 9'M        Empty
        Monitor                  18.5" X 20" X 16.5H      Empty
        Printer                  16.5" X 20" X 9"H        Empty

The closed dealers hardware return shipping cost also includes the expense of shipping the components from the closed dealer to the AMRDS warehouse facility. The pertinent information is provided below:

-------------------------------------------------------------------------------
                                      17

        Component            Box Size                     Weight (with contents)
        ------------------------------------------------------------------------
        CPU                  18.5" X 20" X 9"H            35 lbs
        Monitor              18.5" X 20" X 16.5H          35 lbs
        Printer              16.5" X 20" X 9"H            25 lbs

CGS and AMRDS are responsible for tracking assets being returned from closed dealers. AMRDS will be responsible for replacing assets lost in the shipping process.

D.  Closed Dealer Hardware Refurbishment and Restocking
    The Closed Dealer Hardware Refurbishment and Restocking cost includes costs incurred to perform/provide the following services:

 . Maintain a repair database which tracks each component, its characteristics, the date it was refurbished, and all repairs made to the component.

 . Insure that all system parts are attached and secure in component.

 . Run the appropriate diagnostic procedures including anti-virus, F disk, and testing of Ryder 16/CID card, Card swipe, Modern Test (Loopback and Dial Out), and BIOS.

 . Thoroughly clean component cover removing stickers and writing, etc.

 . Thoroughly clean the interior of the component, removing all dust.

 . Reassemble component.

 . Attach color coded connection dots on component.

 . Run IBM system diagnostics on memory, keyboard, disk drive, parallel port, serial port, disk drive (test cylinder, seek test, write, read, compare, head select, error detection and correction), monitor (video graphics, character set, display attributes, 40 x 25 display, 80 x 25 display, 80 x 30 display, 132 x 25 display, vertical display, color graphics, horizontal display, 640 x 200 graphics, 640 x 350 2-color graphics, 640 x 350 16 of 64, 640 x 480 graphics - checkerboard display, video - page 1 to 8).

 . Format Disk.

 . Load DOS.

 . Load RyderFIRST Software are and data files Just prior to shipping.

 . Verify software version.

 . Maintain RyderFIRST master.

 . Power down and up system and leave on for 24 hours.

 . Return system/component to inventory.

 E.  NEW DEALER STARTER KITS

     .  Approximately 1,000 dealers are expected to open in 1996.

     . As new dealers are opened the RyderFIRST hardware and starter kits are shipped from the warehouse facility to the dealer.

     . The starter kits include keyboard, card swipe, line splitter, two printer ribbons, 10 pre-labeled backup diskettes and a diagnostic diskette.

     . Ryder furnishes all components of the starter kit with the exception of the printer ribbons and backup diskettes.
--------------------------------------------------------------------------------

   . The cost per dealer for starter kits must include the cost of assembly
     (packaging) of the starter kits and the shipping box as well as the cost of the printer ribbons and backup diskettes.

   . The starter kit box is 16.5 "X 20" X 9"H.

  F. Proprietary Board Assembly and Installation

   . Ryder will procure new hardware from time to time. It is estimated 100-200 new Systems will be purchased in 1996.

   . AMRDS is responsible for installing ID tags and miscellaneous stickers, as appropriate, on each new component purchased by Ryder and consigned to AMRDS for the RyderFIRST System.

   . AMRDS is not currently responsible for building a Ryder Proprietary Board which contains an internal modem and electronics for the card swipe. Ryder may request AMRDS to supply the proprietary board at a future time.

   . AMRDS is responsible for the installation of a Ryder Proprietary board on each new CPU purchased.

   . After the Ryder Proprietary board is installed, the component is placed in available inventory.

 G.  AMRDS Hardware Requirements

   . AMRDS must provide an automated asset tracking/cost allocation system for the warehouse facility.

   . AMRDS must provide a PC/LAN capable of efficiently loading updated software after refurbishment or at the time new hardware is placed in service.

IV.  Hardware Maintenance

     AMRDS will be ready to provide the following hardware maintenance support by June 1, 1996. The swap maintenance process involves replacing defective components at dealerships. Swaps generally occur on a component, not an entire system. The functions required in the swap process are described below.

   . CGS Telephone support technician makes decision to swap defective component and notifies AMRDS warehouse.

   . For all orders received by 6:00 p.m. Dallas time, AMRDS warehouse will ship replacement component(s) OVERNIGHT to dealer.
                              ---------

    . Dealer installs replacement component and packages defective component for return shipping back to AMRDS warehouse.

    . AMRDS warehouse arranges for pickup of defective component by UPS ground for return to warehouse.

    . AMRDS warehouse is responsible for tracking of defective components during the return shipping process and for follow-up if delivery is delayed.

    . Upon arrival at the AMRDS warehouse, the defective component is diagnosed by a AMRDS technician to identify problem.
--------------------------------------------------------------------------------

        .  The following approved options are listed in order of preference:
           a)   In-house AMRDS technician repairs component.
           b)   Outside technician repairs component
           c) Component is surplused for salvage (decision requires Ryder approval).
        . The component is returned to inventory (unless surplused for salvage).
        . In addition to component swaps relating to maintenance, AMRDS is also responsible for shipping replacement components when hardware is stolen from the dealer's premises. The same process is used as for swap maintenance but the request for asset write off, as if the asset were being surplused, must be submitted to Ryder.

           The hardware which is maintained under the swap maintenance program is listed below.

           Component                                                         Yr
           Type              Description                     Vol.   Maint  Purch
           ---------------------------------------------------------------------
           CPU               IBM - PS/2 Model 35 - 80 MB HD  1000    SWAP   1992
                             386 Chip
           CPU               IBM - 486 ValuePoint 33 MHZ     415     SWAP   1994
                             120 MB HD
           CPU               IBM - 486 Series 330 - 50 MHZ   300     SWAP   1995
                             270 MB HD
           CPU Total                                         1,715

           PRINTER           OKIDATA - model 184             1,000   SWAP   1992
           PRINTER           OKIDATA - model 184             336     SWAP   1994
           PRINTER           OKIDATA - model 184             300     SWAP   1995
           PRINTER           OKIDATA - model 520             101     SWAP   1995
           Printer Total                                     1,737

           MONITOR           Leading Edge                    1015    SWAP   1992
           MONITOR           CTX - model 5468                400     SWAP   1994
           MONITOR           CTX - model 5468                300     SWAP   1995
           MONITOR Total                                     1,715

           Line Splitters    Command Communications          1200    SWAP   1992
                             ComShare 750
           Line Splitters    Command Communications          1300    SWAP   1994
                             ComShare 750

V.      Support Volume/Scheduling Statistics

        . Estimating an average of 7,800 inbound calls per month (93,600/year) for 1996. These call volumes may vary by as much as 10 to 20% of projected levels.
        .  The average inbound support call lasts 3 minutes.
        . Estimating an average of 4,600 outbound calls per month, (55,200/year) for 1996. These are typically follow-up calls to dealers for resolution of RyderFIRST support inquiries.
        .  The average outbound support call lasts 3 minutes.

--------------------------------------------------------------------------------
                                      20

 . Consumer truck rental's business activity is extremely seasonal with the first and fourth quarters being the slowest and the second and the third quarters being the busiest. Our business also fluctuates by time of the month, business at the end of the month, and day of the week. Saturday is the busiest. Support call volume is somewhat related to business activity.

 . Inbound support call volumes vary by time of day. The busiest time period is 4-6 pm, followed by 10 am - 1 pm.

 . Inbound support call volumes vary by day of week. The busiest day is Monday followed in order of decreasing activity by Thursday, Friday, Tuesday, Wednesday, Saturday, and Sunday. A typical Monday will have 400 calls, Friday and Tuesday 300 calls and Saturday 200 calls.

 . Inbound support call volumes vary by time of month. The last week of the month is the busiest. The middle two weeks are the least busy.

 . Support call volumes increase significantly for the 1 - 2 month period following a software release to the RyderFIRST system or if a business change occurs which requires a change in procedure.

 . The following historical call volumes are provided for forecasting use. Notice that as the system matures and stabilizes, the call volumes are reduced. Additionally, continuous dealer training on the part of Ryder will also reduce relative call volumes.


Year    Type             Jan     Feb     Mar     Apr     May     Jun     Jul     Aug     Sep     Oct     Nov     Dec
--------------------------------------------------------------------------------------------------------------------
94      Inbound         7962    7835    8246    9358    8837    10624   9651    11871   8747    8898    7824    6687
94      Outbound        4527    4588    4670    3988    3903    5745    5791    10003   6761    7440    6640    6293

95      Inbound         7590    9940    7797    6414    8518    *8500   *9000   *9000   *8000   *7800   *7800   *7500
95      Outbound        7828    8602    7719    5442    7237    *5100   *5400   *5400   *4800   *4700   *4700   *4500

*Projected call volumes

-------------------------------------------------------------------------------

                                   EXHIBIT B
                                   ---------
                      PERFORMANCE STANDARDS AND REMEDIES
                      ----------------------------------

CGS agrees to provide the Services thereunder in accord with the following performance standards:

I. Dealer Satisfaction: This area is where Ryder requires superior performance. Each second and third quarter Ryder conducts comprehensive dealer satisfaction surveys. The question measured is: "How satisfied are you with the assistance you received from the Ryder First Help Line?" The results are based on an average of very satisfied and somewhat satisfied on a quarterly basis. The standard will be **** average of very satisfied and somewhat satisfied. If CGS performs at a **** for the quarterly measure there will be a **** bonus paid to CGS. If CGS performs at **** or above, CGS will be paid a **** bonus for the quarter. If the average is **** for the quarter, CGS will pay to Ryder ****. If the team performs at below **** CGS will pay Ryder **** for the quarter. (Ryder warrants that performance on this question has not fallen below **** for a quarter since before the second quarter of 1993.) The first dealer satisfaction measurement for purposes of this section will be second quarter 1997.

II.  Other Performance Standards

Performance     Responsible    Measurement       Measurement   % Level
Standard        Organization   period
-------------   -------------  -------------     ------------- -------------
Answer Time       CGS          All Calls in 20     Monthly       80%
                                Sec

Abandoned Call    CGS          Abandoned Calls/    Monthly       less than 5%
Rate(1)                         Total Calls

Refurbish Cycle   AMRDS        5 Business Days     Monthly       95%

Shipping Time     AMRDS        Orders Received     Monthly       90%
Hardware Failures               by 6:00 p.m.
                                Shipped Same Day

Shipping Time     CGS          By 6:00 p.m. Next   Monthly       90%
for New Dealer                  Business Day

New Dealer        CGS          Schedule            Monthly       95%
Install                         Installation
                                Within 7 Days

New Dealer        CGS          Within 10 Days      Monthly       90%
Follow-up                       of Shipment


(1) Abandon Call Definition: An abandoned call is defined as one in which the caller stays on the line for more than 15 seconds but hangs up before a technician answers.

If three or more of the above standards are not met in a given month TSR will provide Ryder with a 1% reduction in the monthly bill. CGS will be responsible for their measurements that were missed in relationship to the total missed.
For example: if answer time, abandoned call and refurbishment cycle were missed CGS would be responsible for two thirds of the 1% credit. If all standards are met for the quarter, Ryder will pay TSR 1% of the quarterly billing as a bonus. CGS will receive **** of this bonus. These reductions and bonus provisions will commence on October 1, 1996

III. Complete Shipments: Any incomplete shipment will result in a subsequent overnight delivery of the missing part(s) at TSR's expense. Out of stock situations are exempt.


--------------------------------------------------------------------------------
                                       22

**** Confidential treatment is being requested for these portions of this agreement.

IV. Close Ticket Time: All calls will be handled, escalated or closed within one hour of the call.

V.   Additional Measurements to Consider:*
                Reporting Accuracy Rate
                Problem Resolution Accuracy Rate
*    These will be reviewed at quarterly quality reviews.


--------------------------------------------------------------------------------
                                      23

                                   Exhibit C
                                   ---------
                             CGS Pricing Schedule
                             --------------------

Service Functions                               Unit Price
-----------------                               ----------

Inbound RyderFIRST Telephone Support            ****/call

New Dealer Telephone Startup                    ****/dealer


Initial Installation                    ****

        Includes:
        Database Design
        Programming Design
        Training
        Testing
        System Design, set up, scripting, training and testing
        Transmission set up, training and testing
        Telephone support, installation, testing and training

CGS agrees to invoice TSR monthly for services performed under this contract, by the third business day of the following month. TSR agrees to pay CGS net thirty
(30) days after the receipt of invoice.



--------------------------------------------------------------------------------
                                      24

**** Confidential treatment is being requested for these portions of this agreement.

                                   Exhibit D
                                   ---------
                          Cost Reduction Initiatives
                          --------------------------

At the quarterly quality reviews TSR and CGS will identify and agree on a minimum of one cost reduction initiative for the next quarter. The fist quality review will be held in January 1997.




--------------------------------------------------------------------------------
                                      25

                                   Exhibit E
                                   ---------
                            Reporting Requirements
                            ----------------------

These requirements will be mutually established during the implementation process and reviewed quarterly.




--------------------------------------------------------------------------------
                                      26

                                   Exhibit F
                                   ---------

                            Training Requirements
                            ---------------------

Support Training
 . Ryder will provide RyderFIRST application training to supervisors and Technicians at startup. Subsequent to startup all RyerFIRST application training for CGS personnel will be the responsibility of CGS.
 . TSR will make available to CGS training and documentation for any changes to the RyderFIRST application. (Ryder currently does two software releases per year.)
 .  CGS will provide on-going and refresher training as required.




--------------------------------------------------------------------------------
                                      27

Attachment A
----------
Uninterrupted Telecommunications Service Plan

Basic Coverage
--------------

 . The CGS Help Desk is located at the Informart, a building designed to house only computer related vendors. It has a reliable electrical wiring network design, backup power systems and twenty four hour security to ensure quality technical support reliability.

 . The CGS Help Desk PC Workstations, Server and Rolm Phone switch are all connected to an interrupt power supply (UPS) located in the CGS suite. The UPS will protect against power surges and either Partial or total power loss.

 . The Help Desk is also protected from viruses by limiting outside access to only two pcs used for pc to pc support. These pcs are only connected to the outside world and nothing else. All of the Help Desk pcs have key locks to restrict loading of software or backing up data files by anyone except management or assigned system administrators.

Plan A Support
--------------

For bad weather such as snow or ice storms CGS will have the support team stay overnight at a hotel close to the Infomart.

Plan B Support
--------------

In case of fire, phone switch failure etc. totally disabling the Help Desk site, the agents and 800 number will be switched to the closest TSR facility. TSR will provide space, phones and Pcs for use by CGS help desk staff to support the RyderFIRST applications.

Plan C Support
--------------

In case all of the DFW area is unable to provide support to the RyderFIRST system the 800 number will be transferred to the CGS Atlanta site and trained CGS employees will take over both inbound and outbound dealer support calls.

-------------------------------------------------------------------------------
                                      28

                                 Attachment B
                                 ------------
                   TELEPHONE PERFORMANCE RESPONSE REPORTS

 a)  Daily, Weekly, and Monthly Report on the following split information:

         Date
         Time, half hour Interval (Daily Only)
         Average speed of answer
         Average abandon time
         Number of ACD calls
         Number abandoned calls
         Maximum delay
         Average talk time
         Average after call
         % ACD
         Number of outgoing calls
         Average out time
         Number of agents staffing the split
         % ACD time
         % Answered
         Daily Weekly and Monthly Summary Totals (of Applicable items)

 b)  Daily, Weekly and Monthly Reports on the following trunk information:

         Date
         Time - half hour intervals only (Daily Only)
         Number of calls carded (incoming)
         Number of calls abandoned (incoming)
         Number of calls answered (incoming)
         Average hold time
         Total C.C.S

 c)  Daily total number of calls answered and/or abandoned by time interval

         Time intervals in five (5) second increments up to forty five(45) seconds
         Number answered
         Number abandoned
         Total Answered/abandoned

 d) TSR network vendor calls (Currently MCI) and Weekly Blockage Report. It is understood that this report is provided to TSR by MCI. TSR will provide Ryder with this report after receiving it from MCI.
-------------------------------------------------------------------------------
                                      29

                                 ATTACHMENT C
                                 ------------
      TELECOMMUNICATIONS TROUBLE SHOOTING, PROBLEM RESOLUTION ESCALATION,
      ------------------------------------------------------------------
                 AND TESTING AND TROUBLE REPORTING PROCEDURES
                 ---------------------------------------------



Once it has been determined that a telecommunications problem is not caused by the communication software or the modems, at either end of the transmission path, the following steps should be taken:

   1. Report the trouble by opening a trouble ticket to the local exchange telephone company (LEC) responsible for the line in question.

   2. If the trouble is related to a dealer workstation originating calls and said workstation is identified In the database as making Toll or long distance calls to the District's DCM, also report the trouble to the MCI National Account Service Center (N.A.S.C).

   3. Local Exchange Telephone Companies will typically commit to clearing the problem by close of business day. TSR will follow up every four hours after the due time and date. If by close of business the following day the problem has not been resolved for a dealer location, TSR will escalate to LEC's supervisory level and will notify Ryder's Support organization.

  4. In accordance with MCI's trouble reporting procedures, an MCI representative will call back when there is a resolution to the trouble reported. Depending upon the priority placed on the trouble, MCI will status the customer every two to four hours.

  5. Before MCI closes its trouble ticket, CGS will request from MCI any and all repair action taken by MCI in order to resolve the customer's reported trouble.

Network Trouble Reporting

  I. To report trouble on your MCI Ryder Net lines call MCI's National Account Service center (NASC) 1-800-695-1220.

  2. Trouble conditions which are suspected to be RyderNet related should also be reported to Ryder's Rental System Support Group.

  3. System, Inc. - CGS will provide the following information to the MCI representative:

                A. Company name
                B. Call back telephone number
                C. Telephone number experiencing trouble
                D. Trouble symptoms
                E. Previous occurrence of similar trouble, if any
                F. End user's name and comments
                GT Time the calls were made


--------------------------------------------------------------------------------

 4. MCI's. N.A.S.C. will generate a trouble ticket to track the progress of the repair. They will inform TSR of the repair trouble ticket number. Retain this ticket number for future reference should any questions arise during the life of the trouble.

 5. Should it be necessary to speak with a supervisor concerning any difficulties with MCI RyderNet Service, contact the Floor Supervisor at the N.A.S.C., 1-800-695-1220. For further assistance, a contact list can be obtained from MCI.

Network trouble conditions other than MCI should be handled through normal Local Exchange Company (LEC) reporting procedures. These procedures are developed and provided by Ryder System, Inc., and may change from time to time.

Note: All References to MCI in this section could be substituted by Ryder with a New Network vendor of choice. In the event that the long distance vendor changes, CGS will be supplied with complete flow procedures.


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                                      31

                                    [LOGO]

                            TeleService Resources

                             TELESERVICE RESOURCES
                   NON DISCLOSURE AND NONCOMPETE AGREEMENT

This agreement is made as of the 1st of March, 1996, by and between TeleService Resources (TSR)(the "Providing Party") and Computer Generated Solutions, Inc.
(CGS) (the "Receiving Party").

In connection with discussions between TSR and CGS, it will be necessary for CGS to review certain documentation and information considered proprietary by TSR. In view of TSR's desire that such documentation and information be maintained in confidence, it is hereby agreed that for a period of five (5) years commencing on the date of this Agreement, CGS shall not disclose or otherwise make available to a third party any proprietary information and documentation received from TSR that is identified as confidential ("Confidential Information"). All Confidential Information transmitted hereunder shall be and remain the property of TSR, and all such Information and any copies thereof shall be promptly returned to TSR upon request or destroyed at TSR's option.

Confidential Information shall mean any non-public, confidential proprietary information, services to be rendered or transactions contemplated hereby, including without limitation, pricing and material terms and conditions of services offered, intellectual property, enabling software, programming, except that Confidential Information does not include any information that:

        (i)     is required by law to be disclosed
        (ii) was available to the Receiving Party prior to its disclosure by the Providing Party
        (iii) was known or becomes generally available to the public or to competitors of the parties hereto other than as a result of disclosure by the Receiving Party

Furthermore, in the event that TSR and CGS enter into program-specific Agreements whereby CGS will provide help desk call handling services to TSR, those services will be provided for TSR's client programs. CGS agrees not to pursue independent business relations with any of TSR's clients for which it provides services for a minimum period of two (2) years from the end date of the program-specific Agreement(s)

/s/ Steve Carter                                    Date:   3/1/96
---------------------                                     ------------
Steve Carter, Vice President
CMC Division
Computer Generated Solutions, INc.



/s/ L.L. Curtis                                     Date:  3/1/96
--------------------------------                          ------------
Lauri Curtis, Group President
TeleService Resources/Data Management Services